Exhibit 99.1

Press Release

Cowen Group, Inc. To Acquire Dahlman Rose & Co. LLC

Expands Sector Focus to Include Energy, Transportation, Metals and Mining, Chemicals and Agriculture

New York, February 1, 2013 - Cowen Group, Inc. (NASDAQ: COWN) (“Cowen” or “the Company”) and Dahlman Rose & Company, LLC (“Dahlman Rose”) today announced the signing of a definitive agreement under which Cowen will acquire Dahlman Rose, a privately-held investment bank specializing in the energy, metals and mining, transportation, chemicals and agriculture sectors. This acquisition is an all-stock transaction and financial terms of the deal were not disclosed. The definitive agreement was approved by the board of directors of both companies.

Peter A. Cohen, Chairman and CEO of Cowen Group said, “Dahlman Rose’s expertise in energy, transportation, metals and mining, chemicals and agriculture is a strong complement to Cowen core sectors of health care, technology, media, telecommunications, consumer, aerospace and defense/industrials and REITs. Through this combination, Cowen will gain sector focus in new verticals which we believe will be active areas for capital raising over the foreseeable future. In addition, Dahlman Rose’s domain expertise and focus on fundamental research dovetails with Cowen’s philosophy of excelling in our chosen sectors.”

Jeffrey M. Solomon, Chief Executive Officer of Cowen and Company added, “At Cowen, we are dedicated to providing our clients with access to unparalleled domain knowledge, thoughtful advice and practical insights that will enable them to be better investors, business operators and decision makers. Dahlman Rose shares a similar culture, and we look forward to integrating their businesses into ours. We have made significant progress in strengthening Cowen over the past two years. This transformational transaction will expand our client reach and accelerate our strategy to grow intelligently and productively by adding depth and breadth to our research, sales and trading, and investment banking teams, without compromising the quality of our product. We remain extremely committed to developing high quality services that are focused on making a positive impact for clients first and foremost.”

The transaction, which is expected to close by the end of the first quarter of 2013, is subject to customary closing conditions and regulatory approval.

Willkie Farr & Gallagher LLP acted as legal advisor to Cowen on this transaction. Morgan Lewis & Bockius, LLP acted as legal advisor to Dahlman Rose for this transaction.

Conference Call with Management

Management of Cowen and Dahlman Rose will host a conference call to discuss the transaction on Monday, February 4, 2013, at 9:00 am EST. The call can be accessed by dialing 1-866-271-5140 domestic or 1-617-213-8893 international. The passcode for the call is 54527173. A replay of the call will be available beginning at 11:00 am EST February 4, 2013 through February 11, 2013. To listen to the replay of this call, please dial 1-888-286-8010 domestic or 1-617-801-6888 international and enter passcode 72705310. The call can also be accessed through live audio webcast or by delayed replay on the Company’s website at www.cowen.com.

About Cowen Group, Inc.

Cowen Group, Inc. is a diversified financial services firm and, together with its consolidated subsidiaries, provides alternative investment, investment banking, research, and sales and trading services through its two business segments: Ramius and its affiliates makes up the Company’s alternative investment segment, while Cowen and Company is its broker-dealer segment. Its alternative investment products, solutions and services include hedge funds, replication products, managed futures funds, fund of funds, real estate and health care royalty funds. Cowen and Company offers industry focused investment banking for growth-oriented companies, domain knowledge-driven research and a sales and trading platform for institutional investors. Founded in 1918, the firm is headquartered in New York and has offices located in major financial centers around the world.

About Dahlman Rose & Co., LLC

Dahlman Rose & Co., LLC is a research-driven investment bank focused on energy, transportation, infrastructure, and other industries that compose the global supply chain. The firm’s industry-leading analysts, bankers, and traders offer unique insight into the companies and markets that provide the building blocks of the global economy. Dahlman Rose provides institutional sales and trading, equity research, mergers and acquisitions advisory, and underwriting services.

Cautionary Note Regarding Forward-Looking Statements

This communication may contain forward-looking statements including statements relating to the market opportunity and future business prospects of Cowen and Dahlman Rose. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Consequently, all forward-looking statements made during this communication are qualified by those risks, uncertainties and other factors.

Actual results may differ materially and reported results should not be considered an indication of future performance. Please reference the SEC filings of Cowen, which is available on its website, for detailed descriptions of factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements.

Certain statements in this communication relate to future results that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Except for the ongoing obligations of Cowen and Dahlman Rose to disclose material information under the federal securities laws, neither Cowen nor Dahlman Rose undertakes any obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SOURCE: INVESTOR CONTACT:	Cowen Group, Inc. Stephen Lasota Cowen Group, Inc. (212) 845-7919
MEDIA CONTACT:	Dan Gagnier/Carissa Ramirez Sard Verbinnen & Co (212) 687-8080